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                                                                   EXHIBIT 10.26


                              CONSULTANT AGREEMENT


         THIS CONSULTANT AGREEMENT is made and entered into as of the 1st day of September, 1995, by and between Peter Joel C. Young ("Consultant") and OIS Optical Imaging Systems ("OIS").

         WHEREAS, OIS desires to obtain and Consultant desires to furnish consulting services ("Services") in connection with OIS's business.

         IT IS THEREFORE AGREED AS FOLLOWS:

                 1. Description of Services. Consultant shall provide advice and otherwise perform services to OIS with respect to OIS's governmental affairs, business development and certain special projects. Consultant shall provide these services at the request of Rex Tapp, Ralph J. Gerson or other persons specifically designated by them.

                 2.       Term.  The term of this Agreement shall be twelve
(12) months, effective on September 1, 1995, subject to renewal on a month-to-month basis, upon agreement of the Parties.

                 3. Compensation. OIS shall pay Consultant a fee of Two Thousand ($2,000.00) Dollars per month for the term (being September 1, 1995 through August 31, 1996, to be paid on the first day of each month beginning September 1, 1995. Consultant shall waive any directors' fees that would otherwise be payable to him in the event he shall serve as a director of OIS.

                 4. Expenses. OIS shall reimburse Consultant for all travel and other expenses reasonably incurred in connection with performance of services provided for herein. Consultant must obtain prior approval of OIS for all expenses that exceed One Thousand ($1,000) Dollars for any given month.

                 5. Independent Contractor. The services provided for herein shall be performed personally by Peter J.C. Young. Consultant shall be considered an independent contractor and not an employee or agent of OIS. Consultant shall have no right or authority, either express or implied, to assume or create on behalf of OIS any obligation or responsibility, unless and to the extent OIS grants such authority in writing.

                 6. Exclusivity. During the term of this Agreement and for a period of three (3) years after termination of this Agreement, Consultant shall not, directly or indirectly, become employed by or perform any Services or any similar consulting work for a business which competes or, to Consultant's knowledge, plans to compete with OIS.


                 7.       Trade Secrets and Proprietary Information.

                          A.      Consultant agrees not to disclose to third
persons during the course of, or

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after termination of, this Agreement any secret, proprietary or confidential information, including information concerning the financial performance, strategic plans, marketing, operations, customers, products or personnel of OIS or any subsidiary, affiliate or parent of OIS.

                          B.      Neither party shall disclose to third persons
the terms of this Consultant Agreement, except with the consent of the other party.

                 8. Compliance with Laws. OIS and Consultant agree that Consultant shall conduct himself according to the highest ethical standards and shall comply with all applicable laws, including but not limited to the Foreign Corrupt Practices Act, in the performance of services under this Agreement.

                 9. Termination. Either party may terminate this Agreement upon thirty (30) days written notice to the other party.

                 10.      Additional Provisions.

                          A.      Any modifications of the terms of this
Agreement shall not be binding unless accomplished by a formal written supplement to this Agreement signed by Consultant and OIS.

                          B.      Neither party may assign or transfer this
Agreement or any interest therein without the written consent of the other party.

                          C.      This Agreement supersedes any prior
agreements on the same subject matter.

                          D.      This Agreement shall be governed by the Laws
of the State of Michigan.


         IN WITNESS WHEREOF, the parties hereto duly acknowledge this Agreement as of the date first written above.

OIS OPTICAL IMAGING SYSTEMS                        CONSULTANT


By: \s\ Rex Tapp                                   \s\ Peter Joel C. Young
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     Rex Tapp                                      Peter Joel C. Young
     Its: President